                                 900,000 SHARES(1)

                      ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                                   COMMON STOCK
                                PURCHASE AGREEMENT

                                                              ,
 1995
                                                   -----------

 PIPER JAFFRAY INC.
 Piper Jaffray Tower
 222 South Ninth Street
 Minneapolis, Minnesota  55402

 Gentlemen:

      Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the
 "Company"), and the stockholders listed on Schedule I hereto (the
 "Selling
 Stockholders"), severally propose to sell to you (the "Underwriter") an aggregate of 900,000 shares (the "Firm Shares") of Common Stock, par value $.03 per share (the "Common Stock"), of the Company. The Firm Shares consist of
 300,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 600,000 outstanding shares of Common Stock to be sold by the
 Selling Stockholders. The Company and certain of the Selling Stockholders have also granted to you an option to purchase up to 50,625 and 84,375 additional shares of Common Stock, respectively, on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option
 Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

      The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to you.

 1.   REGISTRATION STATEMENT.  A registration statement on Form
 S-1 (File No.
 33-_____) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission
 (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed. Copies of such registration statement and amendments and each related preliminary prospectus have been delivered to you.

      If the Company has elected not to rely upon Rule 430A of the Rules and
 Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted

 -------------------

 (1)Plus an option to purchase up to 135,000 additional shares to cover over-allotments.

 from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the
 First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, is hereinafter called the
 "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other prospectus provided to you by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such
 Rule 424(b) or from and after the time it is first provided to you by the
 Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations.

      2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
 SELLING
 STOCKHOLDERS.

           (a) The Company represents and warrants to, and agrees with you, as follows:

           (i) No order preventing or suspending the use of any Preliminary
      Prospectus has been issued by the Commission and each Preliminary
      Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any
      Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

           (ii) As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to you of the Prospectus (or any supplement to the
      Prospectus) and at the First Closing Date and Second Closing
 Date (as
      hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) will conform or conformed in all material respects to the requirements of the Act and the Rules and
      Regulations, (B) the Registration Statement (as so amended) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus
 (as so
      supplemented) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the
      Company by you or the Selling Stockholders, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

           (iii) The consolidated financial statements of the Company, together with the notes thereto, set forth in the Registration
 Statement and
      Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and the supporting schedules included in the
      Registration Statement present fairly the information required to be stated
      therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus.  Grant
 Thornton, LLP,
      which has expressed its opinion with respect to the consolidated financial statements and schedules filed as a part of the Registration
 Statement and
      included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

           (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon its business, condition (financial or otherwise) or properties, taken as a whole.

           (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration
      Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock;
 and there has
      not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to employee benefit plans referred to in the Registration Statement), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than pursuant to employee benefit plans referred to in the Registration Statement) or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the
      Company, taken as a whole.

           (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition
 (financial or
      otherwise), business, prospects, net worth or results of operations of the
      Company, taken as a whole.

           (vii) There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration
 Statement by the Act
      or by the Rules and Regulations that have not been so filed.

           (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by
      federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the
      Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the
      Securities as contemplated by this Agreement.

           (ix) All of the issued and outstanding shares of capital stock of the
      Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the
      Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the
      Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the
      Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.
 Neither the
      filing of the Registration Statement nor the offering or sale of the
      Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common
 Stock or other
      securities of the Company. Except as described in the Registration
      Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the
      Company any shares of the capital stock of the Company.  The
 Company has an
      authorized and outstanding capitalization as set forth in the Registration
      Statement and the Prospectus.

           (x) The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and to the knowledge of the Company all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

           (xi) The Company has good and marketable title to all property described in the Registration Statement and Prospectus as being owned by it, in each case free and clear of all
      liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus and such as do not substantially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the
      Company; the property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company; the Company owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement and Prospectus;
 except as stated in
      the Registration Statement and Prospectus, no name which the Company uses and no other aspect of the business of the Company will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and the Company has not received any notice alleging any such infringement or fee.

           (xii)  The Company is not in violation of its
 respective charter or
      by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument material to the conduct of the business of the Company to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company is subject.

           (xiii) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were stated to be payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith.

           (xiv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the
      Prospectus or other materials permitted by the Act to be distributed by the
      Company.

           (xv) The Securities have been approved for listing on the Nasdaq
      National Market.

           (xvi) The Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

           (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
      (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (xviii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

           (xix) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

           (xx) The Company maintains insurance, which is in full force and effect, of the types and in the amounts adequate, in its reasonable opinion, for its business and in line with the insurance maintained by similar companies and businesses.

           (b) Each Selling Stockholder represents and warrants to, and agrees with, you as follows:

           (i) The Selling Stockholder is the sole record owner of, and on the
      First Closing Date and/or the Second Closing Date, as the case may be, will be the sole record owner of, the Securities to be sold by the Selling
      Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances (other than pursuant to federal and state securities laws and other than such security interests described in the Prospectus); and upon delivery of and payment for such Securities hereunder, you will become the sole record owner of such Securities, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances (including any security interests described in the Prospectus). The Selling Stockholder is selling the
      Securities to be sold by the Selling Stockholder for the Selling
      Stockholder's own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by the Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the
      Registration Statement and Prospectus.

           (ii) The Selling Stockholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement
 ("Custody
      Agreement"), which Custody Agreement is a valid and binding obligation of the Selling Stockholder, to American Securities Transfer,
 Inc., as
      Custodian (the "Custodian"); pursuant to the Custody
 Agreement the Selling
      Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by the Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common
 Stock; and such
      certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to you, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

           (iii) The Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder; and (with respect to Franklin E. Crail)
      the Selling Stockholder has duly authorized, executed and delivered to
      Franklin E. Crail and Lawrence C. Rezentes, as attorneys-in-fact (the
      "Attorneys-in-Fact"), an irrevocable power of attorney (a
 "Power of
      Attorney") authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Securities being sold by the
      Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

           (iv) This Agreement, the Custody Agreement and (if applicable) the
      Power of Attorney have each been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and each constitutes a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the
      Custody Agreement and (if applicable) the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Selling
 Stockholder is a
      party or by which the Selling Stockholder is bound, or any law, regulation, order or decree applicable to the Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and (if applicable)
      the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by the Selling Stockholder, except such as may be required under the
      Act or state securities laws or blue sky laws.

           (v) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Selling Stockholder.

           (vi) To the extent that any statements or omissions made in the
      Registration Statement, any Preliminary Prospectus, the
 Prospectus or any
      amendment or supplement thereto are made in reliance upon and in conformity with written information provided by the Selling Stockholder to the Company for use in the preparation thereof, such Registration
 Statement, any
      Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, as of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to you of the Prospectus (or any supplement to the
      Prospectus) and at the First Closing Date and Second Closing
 Date, did not
      or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made or are made, not misleading.

           (vii)  The Selling Stockholder has reviewed the
 Registration Statement
      and the Prospectus and to the best knowledge of the Selling
 Stockholder
      neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding the Selling Stockholder, the Company or otherwise.

           (viii)  To the best knowledge of the Selling
 Stockholder, the
      representations and warranties of the Company contained in paragraph (a) of this Section 2 are true and correct.


           (c) Any certificate signed by any officer of the Company and delivered to you or to your counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby; any certificate signed by or on behalf of the Selling Stockholders as such and delivered to you or to your counsel pursuant to this Agreement shall be deemed a representation and warranty by the
 Selling Stockholders to you as to the matters covered thereby.

      3.   Purchase, Sale and Delivery of Securities.

           (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the
 Company agrees to issue and sell 300,000 Firm Shares, and the Selling
 Stockholders agree to sell 600,000 Firm Shares to you, and you agree to purchase from the Company and the Selling Stockholders such Firm Shares. The purchase price for each Firm Share shall be $___per share. In making this Agreement, you are contracting, except as provided in Section 8 hereof, to purchase only the number of Firm Shares in this Section 3(a).

           The Firm Shares will be delivered by the Company and the Custodian to you for your account against payment of the purchase price therefor by certified or official bank check or other next day funds payable to the order of the
 Company and the Custodian, as appropriate, at the offices of Piper Jaffray Inc.,
 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m., Minneapolis time, on the third full business day following the date hereof, or at such other time as you and the Company determine, such time and date of delivery being herein referred to as the "First Closing Date." The Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company and the Custodian, will be made available for checking and packaging at the offices of Piper Jaffray
 Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least one business day prior to the First Closing Date.

           (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the
 Company, with respect to 50,625 of the Option Shares, and certain of the Selling
 Stockholders, with respect to the number of Option Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, hereby grant to you an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by you in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by you to the Company and to the Attorneys-in-Fact setting forth the aggregate number of Option Shares as to which you are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second
 Closing" and "Second Closing Date", respectively; provided, however, that the
 Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, your obligation shall be to purchase the
 Option Shares from the Company and the Selling Stockholders granting an option to purchase Option Shares in the amounts indicated in Schedule I hereto. No
 Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

           The Option Shares will be delivered by the Custodian and the Company, as appropriate, to you for your account against payment of the purchase price therefor by certified or official bank check or other next day funds payable to the order of the Custodian or the Company, as appropriate, at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street,
 Minneapolis, Minnesota, or such other location as may be mutually acceptable at
 9:00 a.m., Minneapolis time, on the Second Closing Date. The Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging at the office of Piper Jaffray Inc., Piper Jaffray Tower,
 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least one business day prior to the Second Closing Date.

           4.   COVENANTS.

           (a) The Company covenants and agrees with you as follows:

           (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the
      Commission for any amendment or supplement to the Registration Statement or
      Prospectus or additional information; if the Company has elected to rely on
      Rule 430A of the Rules and Regulations, the Company will file a Prospectus containing the information omitted therefrom pursuant to such Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and
      Regulations; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the
      Registration Statement or Prospectus that, in the written opinion of your counsel, may be necessary or advisable in connection with the distribution of the Securities by you; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing, unless in the written opinion of Company counsel such amendment or supplement is required by law.

           (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

           (iii) Within the time during which a prospectus relating to the
      Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the
      Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the
      Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration
      Statement or supplement the

      Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

           (iv) The Company will cooperate with you and your counsel in qualifying the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the
      Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

           (v) The Company will furnish to you copies of the Registration
      Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

           (vi) During a period of five years commencing with the date hereof, the Company will furnish to you copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National
 Association of
      Securities Dealers, Inc., Nasdaq or any securities exchange.

           (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and
      Regulations.

           (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to you of the Securities, (B) all expenses and fees
 (including,
      without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of your counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue
      Sky Memoranda, (C) all filing fees and fees and disbursements of your counsel incurred in connection with the qualification of the Securities for offering and sale by you or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(d) hereof, up to a maximum of $5,000, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review by the National Association of Securities
      Dealers, Inc. of the terms of the sale of the Securities,
 (F) listing fees,
      if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to
 Section 9(a)
      hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the
      Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of your obligations hereunder required to be
      fulfilled by the Company or the Selling Stockholders is not fulfilled, the
      Company will reimburse you for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by you in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder up to a maximum of
      $100,000. The Company shall not in any event be liable to you for loss of anticipated profits from the transactions covered by this Agreement.

           (ix) The Company will apply the net proceeds from the sale of the
      Securities to be sold by it hereunder for the purposes set forth in the
      Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

           (x) The Company will not, without your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise issue or dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to you pursuant to this Agreement and except pursuant to employee stock option plans referred to in the
      Registration Statement for a period of 180 days after the commencement of the public offering of the Securities by you.

           (xi) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the
      Registration Statement a letter from each of the Company's directors and officers stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to purchase
      Common Stock, except to you pursuant to this Agreement, for a period of 180 days after commencement of the public offering of the Securities by you.

           (xii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common
      Stock which are required to be disclosed in response to Item
 701 of
      Regulation S-K under the Act which have not been so disclosed in the
      Registration Statement.

           (xiii) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

           (xiv) The Company will inform the Florida Department of Banking and
      Finance at any time prior to the consummation of the distribution of the
      Securities by the Underwriter[s] if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba.
      Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

           (b) Each Selling Stockholder covenants and agrees with you as follows:

           (i) Except as otherwise agreed to by the Company and the Selling
      Stockholder, the Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the

      Securities being sold by the Selling Stockholder, the fees of the Selling
      Stockholder's counsel and the Selling Stockholder's proportionate share
      (based upon the number of Securities being offered by such Selling
      Stockholder pursuant to the Registration Statement) of all costs and expenses (except for legal and accounting expenses and fees of the registrar and transfer agent) incurred by the Company pursuant to the provisions of Section 4(a)(viii) of this Agreement;
 provided, however, that
      the Selling Stockholder agrees to reimburse the Company for any reimbursement made by the Company to you pursuant to Section
 4(a)(viii)
      hereof to the extent such reimbursement resulted from the failure or refusal on the part of the Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

           (ii) If this Agreement shall be terminated by you because of any failure, refusal or inability on the part of the Selling
 Stockholder to
      perform any agreement on the Selling Stockholder's part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by the Selling Stockholder are not fulfilled, the Selling
      Stockholder agrees to reimburse you for all out-of-pocket disbursements
      (including fees and disbursements of your counsel) incurred by you in connection with your investigation, preparing to market and marketing the
      Securities or in contemplation of performing your obligations hereunder.
      The Selling Stockholder shall not in any event be liable to you for loss of anticipated profits from the transactions covered by this Agreement.

           (iii)  The Securities to be sold by the Selling
 Stockholder,
      represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of the Selling Stockholder, are subject to your interest; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable;
 and the
      obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody
 Agreement, by any
      act of the Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of the Selling
 Stockholder, by the death
      of any of the Selling Stockholder, or by the occurrence of any other event.
      If the Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the
      Securities hereunder, certificates for the Securities deposited with the
      Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

           (iv) The Selling Stockholder will not, without your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to you pursuant to this Agreement, for a period of 180 days after the commencement of the public offering of the
      Securities by you.

           (v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the
      Company, would be required to be disclosed in response to
 Item 701 of
      Regulation S-K.

           (vi) The Selling Stockholder shall immediately notify you if any event occurs, or of any change in information relating to the Selling
      Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus
      or any supplement thereto, which results in the Prospectus
 (as
      supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. Your obligations hereunder are subject to the accuracy, as of the date hereof and at each of the First
 Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the
 Company and the Selling Stockholders contained herein, to the performance by the
 Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

           (a) The Registration Statement shall have become effective not later than 5:00 p.m., Minneapolis time, on the date of this Agreement, or such later time and date as you shall approve and all filings required by Rule 424 and Rule
 430A of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the
 Prospectus or otherwise) shall have been complied with to your satisfaction.

           (b) You shall not have advised the Company that the Registration
 Statement or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

           (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition
 (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the
 Prospectus.

           (d) On each Closing Date, there shall have been furnished to you the opinion of Thompson & Knight, a Professional Corporation, counsel for the
 Company, dated such Closing Date and addressed to you, to the effect that:

           (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it
      owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition
 (financial or
      otherwise) or properties of the Company and its subsidiaries, taken as a whole.

           (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption
      "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The
      Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except those rights which have been complied with or waived.

           (iii) To the best of such counsel's knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

           (iv) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

           (v) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and
      such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

           (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the
      transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

           (vii) To the best of such counsel's knowledge, the Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect.

           (viii) To the best of such counsel's knowledge, the Company is not in violation of its charter or by-laws. To the best of such counsel's knowledge, the Company is not in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

           (ix) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

           In rendering such opinion, such counsel may rely (i) as to matters of law other than Texas, Colorado and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon, and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion. In rendering such opinion, as to matters of franchise law, such counsel may also rely upon the opinion or opinions of franchise counsel for the
 Company, or may provide for delivery of a separate opinion or opinions from franchise counsel, in each case subject to the same conditions as described in the preceding sentence.

           In addition to the opinions set forth above, such counsel shall state that on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the
 Registration Statement or any amendment thereof, at the time the Registration
 Statement became effective and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the financial statements, schedules or other financial or statistical data included in any of the documents mentioned in this paragraph.

           (e) On each Closing Date, there shall have been furnished to you the opinion of Thompson & Knight, a Professional Corporation, counsel for the
 Selling Stockholder, dated such Closing Date and addressed to you, to the effect that:

           (i) Each of the Selling Stockholders is the sole record owner of, and on such Closing Date, will be the sole record owner of, the Securities to be sold by the Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances (other than pursuant to federal and state securities laws and other than such security interests described in the Prospectus); and upon delivery of and payment for such Securities hereunder, you will become the sole record owner of such Securities, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances
      (including any security interests described in the Prospectus).

           (ii) Each of the Selling Stockholders has the power and authority to enter into this Agreement, the Custody Agreement and (if applicable) the
      Power of Attorney and to perform and discharge the Selling
 Stockholder's
      obligations thereunder and hereunder; and this Agreement, the Custody
      Agreement and (if applicable) the Power of Attorney has been duly and validly authorized, executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Stockholder and are valid and binding agreements of the Selling Stockholder, enforceable in accordance with their respective terms (except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity).

           (iii) The execution and delivery of this Agreement, the Custody
      Agreement and (if applicable) the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such
      Selling Stockholder is bound or to which any of its property is subject, such Selling Stockholder's charter or by-laws, or any order or decree known to such counsel of any court or government agency or body having jurisdiction over such Selling Stockholder or any of his or its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody
      Agreement and (if applicable) the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

           In rendering such opinion, such counsel may rely (i) as to matters of law other than Texas, Colorado and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon, and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Selling Stockholders provided that the extent of such reliance is specified in such opinion.

           (f) On each Closing Date, there shall have been furnished to you, such opinion or opinions from Oppenheimer Wolff & Donnelly, your counsel, dated such Closing Date and addressed to you, with respect to the formation of the
 Company, the validity of the Securities, the Registration
 Statement, the
 Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

           (g) On each Closing Date you shall have received a letter of Grant
 Thornton, LLP, dated such Closing Date and addressed to you and to the Company, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the
 Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such
 Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

           (h) On each Closing Date, there shall have been furnished to you a certificate, dated such Closing Date and addressed to you, signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company, to the effect that:

           (i) The representations and warranties of the Company in this
      Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

           (ii) No stop order or other order suspending the effectiveness of the
      Registration Statement or any amendment thereof or the qualification of the
      Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

           (iii)     The signers of said certificate have
 carefully examined the
      Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the
      Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration
      Statement there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C)
      subsequent to the respective dates as of which information is given in the
      Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with
      respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the
      Company and its subsidiaries, taken as a whole, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole.

           (i) On each Closing Date, there shall have been furnished to you, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders or such Selling Stockholder's
 Attorney-in-Fact to the effect that the representations and warranties of the
 Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the Selling
 Stockholder's part to be performed or satisfied at or prior to such Closing
 Date.

           (j) The Company shall have furnished to you and counsel for the
 Underwriter such additional documents, certificates and evidence as you or they may have reasonably requested.

           All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

      6.   INDEMNIFICATION AND CONTRIBUTION.

           (a) The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the
 Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or the Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Selling Stockholders shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof; and further provided, however, that in no event shall any such Selling Stockholder be liable under the provisions of this
 Section 6 for
 any amount in excess of the aggregate amount of proceeds the Selling Stockholder received from the sale of the Securities pursuant to this Agreement; and further provided, however, that neither the Company nor the Selling Stockholders will be liable to the Underwriter or any person controlling the Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from the Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus
 (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4(a)(v) of this Agreement.

           In addition to their other obligations under this
 Section 6(a), the
 Company and the Selling Stockholders, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse you on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and/or the Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, you shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Norwest Bank Minnesota, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to you within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or the Selling Stockholders may otherwise have.

           (b) You will indemnify and hold harmless the Company and each Selling
 Stockholder against any losses, claims, damages or liabilities to which the
 Company and such Selling Stockholder may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the
 Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration
 Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof, and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

           (c) Promptly after receipt by an indemnified party under subsection
 (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. No indemnification under such subsection
 (a) or (b), however, shall be available with respect to a proceeding to any party who shall fail to give such notice if the party to whom notice was not given was unaware of the proceeding to which the notice would have related and was materially prejudiced by the failure to give such notice. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party or parties and the indemnifying party, and the indemnified party or parties shall have reasonably concluded that there may be legal defenses or claims available to it or them that are different from or additional to those available to the indemnifying party, or if there is a conflict of interest that would prevent counsel for the indemnifying party or parties from also representing the indemnified party or parties, and that it is advisable for the indemnified party or parties to be represented by separate counsel, then the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified party or the indemnified parties as a group, in which event the reasonable fees and expenses of the separate counsel shall be borne by the indemnifying party or parties. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this
 Section 6 to
 which it has not agreed in writing.

           (d)  If the indemnification provided for in this
 Section 6 is
 unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
 (b) above,
 (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and you on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the
 Selling Stockholders on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or you and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The
 Company, the Selling Stockholders and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).
 Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such
 Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the
 Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act; and your obligations under this Section 6 shall be in addition to any liability that you may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration
 Statement and to each person, if any, who controls the Company or any Selling
 Stockholder within the meaning of the Act.

      7.   REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.
 All
 representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Company, the
 Selling Stockholders and you contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by you or on your behalf or on behalf of any person controlling you, or the Company or any of its officers, directors, or controlling persons, or the Selling
 Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by you hereunder.

      8.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

           (a) This Agreement shall become effective at 10:00 a.m., Minneapolis time, on the first full business day following the effective date of the
 Registration Statement, or at such earlier time after the effective time of the
 Registration Statement as you in your discretion shall first release the
 Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the
 Securities for sale to the public. For the purpose of this Section, the
 Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii),
 Section 4(b)(ii)
 and Section 6 hereof shall at all times be effective.

           (b) You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing
 Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American
 Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock
 Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York, Minnesota or Colorado authorities, or
 (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

           (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and the
 Selling Stockholders or an Attorney-in-Fact on behalf of the Selling
 Stockholders, shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and the Selling Stockholders, or an Attorney-in-Fact on behalf of the Selling Stockholders, shall be notified by the Company by telephone or telegram, confirmed by letter.

      9. DEFAULT BY THE SELLING STOCKHOLDERS OR THE COMPANY. If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by the
 Selling Stockholders as set forth in Schedule I hereto, then you may at your option, by notice from you to the Company and the non-defaulting Selling
 Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party, or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

           In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company shall have the right to postpone the
 First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

           If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

           No action taken pursuant to this Section shall relieve the Company or any Selling Stockholder so defaulting from liability, if any, in respect of such default.

      10. INFORMATION FURNISHED BY UNDERWRITER. The statements set forth in the last paragraph of the cover page and under the caption
 "Underwriting" in any
 Preliminary Prospectus and in the Prospectus constitute the written information furnished by you or on your behalf referred to in Section 2 and
 Section 6
 hereof.

      11. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to you, shall be mailed, telegraphed or delivered to Piper Jaffray Inc., Piper Jaffray Tower, 222 South
 Ninth Street, Minneapolis, Minnesota 55402; if to the Company, shall be mailed, telegraphed or delivered to it at Rocky Mountain Chocolate Factory, Inc., 265
 Turner Drive, Durango, CO 81301, Attention:  Larry C. Rezentes;
 if to the
 Selling Stockholders, at the address of the Attorneys-in-Fact (if applicable) as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from you.

      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

           Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the
 Company, the Selling Stockholders and you in accordance with its terms.

                                    Very truly yours,

                                    ROCKY MOUNTAIN CHOCOLATE
                                    FACTORY, INC.


                                    By:

 -----------------------------------------
                                        Franklin E. Crail,
 President


                                    SELLING STOCKHOLDERS


                                    By

 -----------------------------------------
                                       Attorney-in-Fact


                                         CORONET INSURANCE COMPANY


                                                   By

 --------------------------
                                                   Its

 -------------------------

 Confirmed as of the date first
 above mentioned

 PIPER JAFFRAY INC.


 By
   -----------------------------
      Managing Director

                                    SCHEDULE I

                               SELLING STOCKHOLDERS

                                                      Maximum
 Number of
                                     Number of          Option
 Shares
 Name                               Firm Shares       Subject to
 Option
 ----                               -----------
 -----------------

 Coronet Insurance Company. . . . .   500,000               84,375

 Franklin E. Crail. . . . . . . . .   100,000                    0
                                      -------               ------

   Total. . . . . . . . . . . . . .   600,000               84,375
                                      -------               ------
                                      -------               ------